CynergisTek Reports Second Quarter 2018 Financial Results

Managed Services and Professional Services Continue to be in High Demand for Healthcare

Mission Viejo, California – (August 9, 2018) – CynergisTek, Inc. (NYSE AMERICAN: CTEK), a leader in healthcare cybersecurity and information management, today announced its financial results for the second quarter that ended June 30, 2018.

Financial highlights for the second quarter 2018 include:

•Revenues for the second quarter were $16.9 million, an increase of 1 percent from $16.8 million in the second quarter of 2017.

•Gross margins were comparable at 26 percent for the second quarter 2018 compared to the same period in 2017.

•GAAP net income for the second quarter was $0.1 million, or $0.01 per basic and diluted share compared to net income of $0.07 million, or $0.01 per basic and diluted share in the same period of 2017.

•Non-GAAP adjusted EBITDA was $1.1 million in the second quarter of 2018, compared to $1.2 million for the same period in 2017.

•Non-GAAP adjusted earnings per share for the second quarter 2018 was $0.08 per basic and diluted share, compared to $0.09 per basic and $0.08 per diluted share for the same period of 2017.

Recent operational highlights include:

•Experienced an increase in demand for new professional services while increasing the number of new managed security services clients.

•Continued to maintain a 95 percent client renewal rate for the quarter and, 20 percent of renewals expanded contracts with additional services.

•Announced MPS early renewal of contract for large academic medical center.

•Rated as the top comprehensive cybersecurity firm by KLAS and named to “20 Most Promising Managed Print Solution Providers 2018” List by CIOReview.

“In Q2, we experienced some significant achievements,” said Mac McMillan, President and CEO of CynergisTek. “It was an honor to receive such high ratings from KLAS and experience milestones with contract renewals and expansions on both security and managed print service lines. Managed security services and professional services continues to be a need for healthcare IT.”

For the Three Months Ended June 30, 2018 Compared to the Three Months Ended June 30, 2017

Revenue increased by approximately $0.1 million to $16.9 million for the three months ended June 30, 2018, as compared to the same period in 2017.

Cost of revenue was flat at $12.5 million for the three months ended June 30, 2018 compared to the same period in 2017. Equipment costs increased by approximately $1.4 million to $1.9 million in 2018, directly as a result of the increase in equipment revenues from copier fleet refresh activities.

Gross margin remained flat at 26 percent of revenue for the three months ended June 30, 2018 compared to the same period in 2017.

Sales and marketing expenses were $1.5 million for the three months ended June 30, 2018, as compared to $1.4 million for the same period in 2017. General and administrative expenses increased by $0.2 million to $2.0 million for the three months ended June 30, 2018, as compared to the three months ended June 30, 2017.

Net income was $0.1 million for the three months ended June 30, 2018, or $0.01 per basic and diluted share, compared to net income of $0.1 million, or $0.01 per basic and diluted share in the same period of 2017.

Non-GAAP adjusted EBITDA, when adding back stock-based compensation was $1.1 million in the second quarter of 2018, compared to $1.2 million for the same period in 2017.

Non-GAAP adjusted earnings for the second quarter of 2018 was $0.8 million, or $0.08 per basic and diluted share, compared $0.8 million or $0.09 per basic and $0.08 per diluted share for the same period of 2017.

For the Six Months Ended June 30, 2018 Compared to the Six Months Ended June 30, 2017

Revenue decreased by approximately $1.7 million to $33.3 million for the six months ended June 30, 2018, as compared to the same period in 2017.

Cost of revenue was $24.7 million for the six months ended June 30, 2018, as compared to $26.1 million for the same period in 2017. Equipment costs increased by approximately $1.3 million to $2.9 million in 2018, directly as a result of the increase in equipment revenues from copier fleet refresh activities.

Gross margin was 26 percent of revenue for the six months ended June 30, 2018 as compared to 25 percent for the same period in 2017.

Sales and marketing expenses were $3.0 million for the six months ended June 30, 2018, as compared to $2.7 million for the same period in 2017. General and administrative expenses increased to $4.6 million for the six months ended June 30, 2018, as compared to $4.0 million for the six months ended June 30, 2017.

Net loss was $(0.6) million for the six months ended June 30, 2018, or $(0.06) per basic and diluted share, compared to net income of $0.1 million, or $0.01 per basic and diluted share in the same period of 2017.

Non-GAAP adjusted EBITDA for the six months ended June 30, 2018, when adding back stock-based compensation, onetime restructuring and legal fees was $2.1 million, compared to $2.3 million for the same period in 2017.

Non-GAAP adjusted earnings for the six months ended June 30, 2018 was $1.3 million, or $0.14 per basic and $0.13 per diluted share, compared to $1.5 million or $0.16 per basic and $0.15 per diluted share for the same period of 2017.

The reconciliation of GAAP to non-GAAP information can be found in the tables at the end of this release and provide the details of the Company’s non-GAAP disclosures and the reconciliation of non-GAAP information.

CYNERGISTEK, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2018 (unaudited)	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$5,001,649	$4,252,060
Accounts receivable, net	9,940,312	13,264,323
Prepaid and other current assets	1,569,870	557,426
Supplies	970,926	1,156,006
Total current assets	17,482,757	19,229,815

Property and equipment, net	732,178	831,784
Deposits	87,778	87,376
Deferred income taxes	3,350,310	3,120,310
Intangible assets, net	9,995,456	10,900,924
Goodwill	18,525,206	18,525,206
Total assets	$50,173,685	$52,695,415
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$3,944,546	$9,631,634
Accrued compensation and benefits	2,874,392	3,711,551
Deferred revenue	2,366,975	1,425,821
Note payable	343,750	-
Current portion of long-term liabilities	3,121,773	5,494,837
Total current liabilities	12,651,436	20,263,843

Long-term liabilities:
Term loan, less current portion	14,683,998	9,438,333
Promissory notes to related parties, less current portion	5,296,875	6,000,000
Capital lease obligations, less current portion	100,408	147,861
Total long-term liabilities	20,081,281	15,586,194
Commitments and contingencies
Stockholders’ equity:
Common stock, par value at $0.001, 33,333,333 shares authorized, 9,616,133 shares issued and outstanding at June 30, 2018 and 9,576,028 shares issued and outstanding at December 31, 2017	9,616	9,576
Additional paid-in capital	31,458,456	31,156,362
Accumulated deficit	(14,027,104)	(14,320,560)
Total stockholders’ equity	17,440,968	16,845,378
Total liabilities and stockholders’ equity	$50,173,685	$52,695,415

CYNERGISTEK, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net revenues	$16,936,934	$16,798,912	$33,320,251	$35,053,601
Cost of revenues	12,458,301	12,458,921	24,702,786	26,126,127
Gross profit	4,478,633	4,339,991	8,617,465	8,927,474
Operating expenses:
Sales and marketing	1,476,458	1,369,401	2,975,505	2,737,383
General and administrative expenses	1,986,467	1,832,581	4,615,396	4,008,377
Depreciation	89,002	98,935	180,584	190,159
Amortization of acquisition-related intangibles	452,734	520,343	905,467	1,040,686
Total operating expenses	4,004,661	3,821,260	8,676,952	7,976,605
Income (loss) from operations	473,972	518,731	(59,487)	950,869
Other income (expense):
Other income	8	3	27	22
Interest expense	(351,651)	(376,547)	(755,112)	(788,881)
Total other income (expense)	(351,643)	(376,544)	(755,085)	(788,859)

Income (loss) before provision for income taxes	122,329	142,187	(814,572)	162,010
Income tax benefit (expense)	(1,196)	(68,000)	228,362	(81,539)
Net income (loss)	$121,133	$74,187	$(586,210)	$80,471

Net income (loss) income per share:
Basic	$0.01	$0.01	$(0.06)	$0.01
Diluted	$0.01	$0.01	$(0.06)	$0.01

Number of weighted average shares outstanding:
Basic	9,613,566	9,438,990	9,600,120	9,328,759
Diluted	9,827,686	10,281,042	9,600,120	10,038,271

CYNERGISTEK, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP INCOME (LOSS) FROM OPERATIONS TO NON-GAAP ADJUSTED EBITDA
(UNAUDITED)
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
GAAP income (loss) from operations	$ 473,972	$ 518,731	$ (59,487)	$ 950,869
Adjustments:
Depreciation	89,002	98,935	180,584	190,159
Amortization	452,734	520,343	905,467	1,040,686
Restructuring and legal fees	-	-	735,183	-
Stock-based compensation	113,873	78,789	302,134	103,448
Non-GAAP adjusted EBITDA	$ 1,129,581	$ 1,216,798	$ 2,063,881	$ 2,285,162

Non-GAAP adjusted EBITDA per share
Basic	$ 0.12	$ 0.13	$ 0.21	$ 0.24
Diluted	$ 0.11	$ 0.12	$ 0.21	$ 0.23

CYNERGISTEK, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP ADJUSTED EARNINGS
(UNAUDITED)
	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
GAAP Net income (loss)	$ 121,133	$ 74,187	$ (586,210)	$ 80,471
Adjustments:
Cash tax adjustment	1,196	46,561	(228,362)	48,469
Restructuring and legal fees	-	-	735,183	-
Depreciation	89,002	98,935	180,584	190,159
Amortization	452,734	520,343	905,467	1,040,686
Stock-based compensation	113,873	78,789	302,134	103,448
Non-GAAP adjusted earnings	$ 777,938	$ 818,815	$ 1,308,796	$ 1,463,233

Non-GAAP adjusted earnings per share
Basic	$ 0.08	$ 0.09	$ 0.14	$ 0.16
Diluted	$ 0.08	$ 0.08	$ 0.13	$ 0.15

Conference Call Information
Date: Thursday, August 9, 2018
Time: 2:00 pm Eastern Time / 11:00 am Pacific Time
U.S.: 1-888-224-1005
International: 1-323-794-2551
Conference ID: 3874636
Webcast: http://public.viavid.com/index.php?id=130693

A replay of the call will be available from 5:00 pm ET on August 9, 2018 to 11:59 pm ET on August 16, 2018. To access the replay, please dial 1-844-512-2921 from the U.S. and 1-412-317-6671 from outside the U.S. The replay PIN is 3874636.

About CynergisTek, Inc.

CynergisTek is a top-ranked cybersecurity and information management consulting firm dedicated to serving the healthcare industry. CynergisTek offers specialized services and solutions to help organizations achieve privacy, security, compliance, and document output management goals. Since 2004, the company has served as a partner to hundreds of healthcare organizations and is dedicated to supporting and educating the industry by contributing to relevant industry associations. The company has been named in numerous research reports as one of the top firms that provider organizations turn to for privacy and security and won the 2017 Best in KLAS award for Cyber Security Advisory Services.

Forward-Looking Statements

This release contains certain forward-looking statements relating to the business of CynergisTek that can be identified by the use of forward-looking terminology such as, “believes,” “expects,” “anticipates,” “may,” or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including uncertainties relating to product/service development, long and uncertain sales cycles, the ability to obtain or maintain proprietary intellectual property protection, market acceptance, future capital requirements, competition from other providers, the ability of our vendors to continue supplying the company with equipment, parts, supplies and services at comparable terms and prices and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Some of these risks and uncertainties are or will be described in greater detail in our Form 10-K and Form 10-Q filings with the Securities and Exchange Commission, which are available at http://www.sec.gov. CynergisTek is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Investor Relations Contact:
Bryan Flynn
(949) 357-3914
InvestorRelations@cynergistek.com

Media Contact:

Danielle Johns

Senior Account Executive

Aria Marketing

(617) 332-9999 x241

djohns@ariamarketing.com